Exhibit 99.1

LETTER OF TRANSMITTAL

for

TANGER PROPERTIES LIMITED PARTNERSHIP

OFFER TO EXCHANGE

Common Shares of

Tanger Factory Outlet Centers, Inc.

for

Any and all Outstanding 3.75% Exchangeable Senior Notes Due 2026 of

Tanger Properties Limited Partnership

(CUSIP NO. 875484AE7)

Pursuant to, and subject to the terms and conditions described in, the joint prospectus of Tanger Factory Outlet Centers, Inc. and Tanger Properties Limited Partnership, dated April 9, 2009

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY,

MAY 7, 2009 (AS SUCH DATE MAY BE EXTENDED OR EARLIER TERMINATED, THE EXPIRATION DATE).

The exchange agent for the exchange offer is:

U.S. BANK N.A.

U.S. Bank National Association

60 Livingston Ave

St Paul MN 55107

Corporate Trust Division

Toll Free: 800-934-6802

Delivery of this letter of transmittal (as it may be amended or supplemented) to an address other than as set forth above will not constitute a valid delivery. The method of delivery of this letter of transmittal, any Notes and all other required documents to the exchange agent, including delivery through The Depository Trust Company, or DTC, and any acceptance or Agent’s Message (as defined below) delivered through DTC’s Automated Tender Offer Program, or ATOP, is at the election and risk of holders. We do not intend to permit tenders of Notes by guaranteed delivery procedures.

This letter of transmittal is to be completed by a holder desiring to tender 3.75% exchangeable senior notes due 2026 of Tanger Properties Limited Partnership, or the Notes, pursuant to the exchange offer unless such holder is executing the tender through ATOP.

Holders that are tendering by book-entry transfer to the exchange agent’s account at DTC can execute the tender through ATOP. DTC participants that are accepting the exchange offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the exchange agent’s account at DTC. DTC will then send an Agent’s Message to the exchange agent for its acceptance. The term “Agent’s Message” means a message transmitted by DTC, received by the exchange agent which states that DTC has received an express acknowledgement from the DTC participant tendering Notes that such DTC participant has received and agrees to be bound by the terms of the exchange offer as set forth in the prospectus and letter of transmittal and that the

Operating Partnership may enforce such agreement against such participant. Delivery of the Agent’s Message by DTC may be done in lieu of execution and delivery of a letter of transmittal by the participant identified in the Agent’s Message. The letter of transmittal need not be completed by a holder tendering through ATOP.

For a description of certain procedures to be followed in order to tender the Notes (through ATOP or otherwise), see “The Exchange Offer—Procedure for Tendering Notes” in the prospectus and the instructions to this letter of transmittal.

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

List below the Notes to which this letter of transmittal relates. If the space provided is inadequate, list the principal amounts on a separately executed schedule and affix the schedule to this letter of transmittal. Holders may tender Notes in multiples of $1,000.

DESCRIPTION OF NOTES TENDERED (SEE INSTRUCTIONS 4 AND 6)
Name(s) and Address(es) of Registered Holder(s) or Name of DTC Participant and Participant’s DTC Account Number in which Notes are Held (Please Fill in Exactly as Name Appears on the Notes)	Notes Tendered (Attach Additional List if Necessary)
	Note Certificate Number(s)*	Total Principal Amount of Notes Represented by Note Certificates(s)	Principal Amount of Notes(s) Tendered**

Total Principal Amount of Note(s)

*  Need not be completed by holders of the Notes tendering by book-entry transfer.

**  Unless otherwise indicated, it will be assumed that all Notes represented by any certificates delivered to the exchange agent are being tendered. See Instruction 4, 7 and 8 below.

The undersigned has completed, executed and delivered this letter of transmittal to indicate the action the undersigned desires to take with respect to the exchange offer (as defined below).

(BOXES BELOW FOR USE BY ELIGIBLE INSTITUTIONS ONLY)

TENDER OF SECURITIES

☐       CHECK HERE IF CERTIFICATES REPRESENTING TENDERED NOTES ARE ENCLOSED HEREWITH.

☐        CHECK HERE IF TENDERED NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE DEPOSITARY WITH DTC AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

DTC Account Number:

Transaction Code Number:

If tendered by a participant in DTC, and if not already printed above, the participant name(s) and address(es) should be printed exactly as such participant’s name appears on a security position listing as the owner of the Notes.

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

To U.S. Bank N.A., as exchange agent:

The undersigned hereby acknowledges receipt of the joint prospectus of Tanger Properties Limited Partnership, a North Carolina limited partnership, or the Operating Partnership, and Tanger Factory Outlet Centers, Inc., a North Carolina corporation, or the Company, dated April 9, 2009, and this letter of transmittal, which together constitute the Operating Partnership’s offer to exchange, which we refer to as the exchange offer, subject to the terms and conditions set forth in the prospectus and the letter of transmittal, the common shares, par value $0.01 of the Company, or Company Common Shares (plus accrued and unpaid interest from February 15, 2009 up to, but not including, the settlement date) for any and all outstanding 3.75% exchangeable senior notes due 2026 of the Operating Partnership, or the Notes.

The undersigned hereby tenders to the Operating Partnership the above-described Notes for exchange pursuant to the exchange offer.

The undersigned understands that tenders of Notes pursuant to the procedures described in the prospectus under the heading “The Exchange Offer — Procedures for Tendering Notes” and the instructions to this letter of transmittal will constitute a binding agreement between the undersigned and the Operating Partnership upon the terms and subject to the conditions described in the prospectus and this letter of transmittal. The undersigned represents and warrants that the undersigned has full power and authority to surrender and deliver to you the above-listed Notes, and to tender, sell and assign the Notes being tendered pursuant hereto, without restriction and that when such Notes are accepted for exchange, such Notes may be duly cancelled and will be free of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. The undersigned shall, upon request, execute and deliver any additional documents necessary or desirable to complete the surrender of such Notes.

The undersigned hereby irrevocably constitutes and appoints the exchange agent as the undersigned’s true and lawful agent and attorney-in-fact, with full power of substitution, such power of attorney being deemed to be an irrevocable power coupled with an interest, subject only to the right of withdrawal described in the prospectus under the heading “The Exchange Offer—Withdrawal Rights,” to deliver to the Operating Partnership the above-described Notes or transfer ownership of such Notes on the account books maintained at DTC (together, in each case, with all accompanying evidence of authenticity), against receipt by the exchange agent (as agent of the undersigned) of certificates representing that number of Company Common Shares and cash that the undersigned is entitled to receive for such Notes pursuant to the exchange offer. All authority conferred or agreed to be conferred herein shall survive the death or incapacity of the undersigned and all obligations of the undersigned shall be binding upon the successors, heirs, executors, administrators, legal representatives and assigns of the undersigned.

Subject to, and effective upon, the acceptance of the Notes tendered hereby, by executing and delivering this letter of transmittal (or agreeing to the terms of this letter of transmittal pursuant to an Agent’s Message) the undersigned: (i) irrevocably sells, assigns, and transfers to or upon the order of the Operating Partnership all right, title and interest in and to, and all claims in respect of or arising or having arisen as a result of the undersigned’s status as a holder of the Note(s) tendered thereby; (ii) waives any and all rights with respect to the Notes tendered; and (iii) releases and discharges the Operating Partnership and the Company from any and all claims such holder may have, now or in the future, arising out of or related to the Notes.

The undersigned recognizes that, under certain circumstances set forth in the prospectus, the Operating Partnership may, in its sole and absolute discretion, terminate or amend the exchange offer or may postpone the acceptance for exchange of Notes tendered or may not be required to exchange any of the Notes tendered hereby other than in accordance with their terms.

The undersigned understands that a valid tender of the Notes is not made in acceptable form and risk of loss therefore does not pass until receipt by the exchange agent of this letter of transmittal (or an Agent’s Message in lieu thereof), duly completed, dated and signed, together with all accompanying evidences of authority and any other required documents and signature guarantees in form satisfactory to the Operating Partnership (which may delegate power in whole or in part to the exchange agent). All questions as to validity, form and eligibility of any tender of the Notes hereunder (including time of receipt) and acceptance of tenders and withdrawals of the Notes will be determined by the Operating Partnership in its sole judgment (which may delegate power in whole or in part to the exchange agent) and such determination shall be final and binding.

Unless otherwise indicated under the “Special Exchange Instructions,” please issue Company Common Shares and a check for accrued interest and payments in lieu of fractional shares, and any untendered Notes in the name(s) of the undersigned. Similarly, unless otherwise indicated under the “Special Delivery Instructions,” please mail the certificates representing Company Common Shares and a check for accrued interest and payments in lieu of fractional shares and any untendered Notes (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned’s signature(s). In the event that both the “Special Exchange Instructions” and the “Special Delivery Instructions” are completed, please issue certificates representing Company Common Shares and a check for accrued interest and payments in lieu of fractional shares and any untendered Notes in the name(s) of, and forward certificates representing Company Common Shares to, the person(s) so indicated.

Your bank or broker can assist you in completing this form. The instructions included with this letter of transmittal must be followed. Questions and requests for assistance or for additional copies of the prospectus and this letter of transmittal may be directed to the information agent, whose address and telephone number appears on the final page of this letter of transmittal. See Instruction 9 below.

PLEASE COMPLETE AND SIGN BELOW

(This page is to be completed and signed by all tendering

holders except holders executing the tender through DTC’s ATOP)

By completing, executing and delivering this letter of transmittal, the undersigned hereby tenders the principal amount of the Notes listed in the box above labeled “Description of Notes Tendered” under the column heading “Principal Amount of Notes(s) Tendered” (or, if nothing is indicated therein, with respect to the entire aggregate principal amount represented by the Notes described in such box).

(SIGNATURE OF OWNER)

(Must be signed by registered holder exactly as name appears on Note certificate or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith or, if the Notes are tendered by a participant in DTC, exactly as such participant’s name appears on a security position listing as the owner of such Notes. If signature is by an officer of a corporation, trustee, executor, administrator, guardian, attorney or other person acting in a fiduciary or representative capacity, please set forth full title. For general information see the Instructions. For information concerning signature guarantees see Instruction 3 below.)

Dated:

Name(s):

(PLEASE PRINT)

Capacity (Full Title):

(SEE INSTRUCTIONS)

Address:

(INCLUDE ZIP CODE)

Area Code and Telephone Number:

Tax Identification or Social Security Number:

PLEASE COMPLETE SUBSTITUTE IRS FORM W-9 ATTACHED TO THIS LETTER OF TRANSMITTAL (OR IRS FORM W-8, AS APPLICABLE)

GUARANTEE OF SIGNATURES

(SEE INSTRUCTIONS)

Authorized Signature:

Name:

Title:

Name of Firm:

Address:

Area Code and Telephone Number:

Dated:

SPECIAL EXCHANGE INSTRUCTIONS

To be completed ONLY if certificates for Company Common Shares or Notes not tendered or accepted for exchange and the check for accrued interest and for cash in lieu of fractional shares, are to be issued in the name of and sent to someone other than the undersigned.

Issue:

(check as applicable)

☐ Certificate(s)

☐ Check(s)

To:

Name

(PLEASE PRINT)

Address

(INCLUDE ZIP CODE)

(TAX IDENTIFICATION OR SOCIAL SECURITY NO.)

(SEE SUBSTITUTE FORM W-9 BELOW)

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if certificates for Company Common Shares, issued in the name of the undersigned, or the check for accrued interest and for cash in lieu of fractional shares or Notes not tendered or accepted for exchange, are to be sent to someone other than the undersigned or to the undersigned at an address other than that shown above.

Deliver:

(check as applicable)

☐ Certificate(s)

☐ Check(s)

To:

Name

(PLEASE PRINT)

Address

(INCLUDE ZIP CODE)

INSTRUCTIONS

FORMING PART OF THE EXCHANGE OFFER

1.    LETTER OF TRANSMITTAL.    This letter of transmittal is being provided to you to effect the exchange of Notes for Company Common Shares and acceptance of the exchange offer.

2.    SIGNATURES.    (a) All signatures must correspond exactly with the way your name is written on the Note certificate(s) without alteration, variation or any change whatsoever.

(b)    If this letter of transmittal is signed by a participant in DTC whose name is shown on a security position listing as the owner of the Notes tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of such Notes.

(c)    If the Note(s) surrendered with this letter of transmittal is (are) owned of record by two or more joint owners, all such owners must sign this letter of transmittal.

(d)    If your Note(s) are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Notes.

(e)    If this letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity and such person is not the registered holder of the Note(s), such person must indicate their capacity when signing this letter of transmittal and must submit proper evidence of his or her authority to act.

3.    SIGNATURE GUARANTEE.    Each signature on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Notes surrendered for exchange pursuant hereto are tendered (i) by a registered holder of the Notes who has not completed either the box entitled “Special Exchange Instructions” or the box entitled “Special Delivery Instructions” in this letter of transmittal, or (ii) for the account of a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a participant in the Security Transfer Agent Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, each known as an eligible institution. In the event that a signature on a letter of transmittal or a notice of withdrawal, as the case may be, is required to be guaranteed, such guarantee must be by an eligible institution. If the holder of the Note(s) is a person other than the signer of this letter of transmittal, see Instruction 6 below.

4.    DESCRIPTION OF NOTES TENDERED.    Please review and, if required, make any corrections to, the form entitled “DESCRIPTION OF NOTES TENDERED” which sets forth the Notes which are to be delivered to the exchange agent with this letter of transmittal upon your acceptance of the exchange offer.

5.    INADEQUATE SPACE.    If the space provided is inadequate, the numbers of the Note certificate(s) delivered for exchange should be listed on a separate signed schedule and attached hereto.

6.    BOND POWERS AND ENDORSEMENTS.    If this letter of transmittal is signed by a person other than the registered holder of the Notes, the Notes surrendered for exchange must either (i) be endorsed by the registered holder, with the signature thereon guaranteed by an eligible institution, or (ii) be accompanied by a bond power, in satisfactory form as determined by the Operating Partnership in its sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an eligible institution. The term “registered holder” as used herein with respect to the Notes means any person in whose name the Notes are registered on the books of the registrar.

7.    PARTIAL TENDERS (NOT APPLICABLE TO HOLDERS OF THE NOTES WHO TENDER BY BOOK-ENTRY TRANSFER).    If fewer than all the Notes represented by any Note certificate delivered to the exchange agent are to be tendered, fill in the number of Notes that are to be tendered in the box entitled “Principal Amount of Notes Tendered.” In such case, a new Note certificate for the remainder of the Notes represented by the old Note certificate will be sent to the person(s) signing this letter of transmittal, unless otherwise provided in the “Special Exchange Instructions” or “Special Delivery Instructions” boxes on this letter of transmittal, as promptly as practicable following the expiration or termination of the exchange offer. All Notes represented by Note certificates delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

8.    SPECIAL DELIVERY INSTRUCTIONS.    Unless instructions to the contrary are given in the Special Delivery Instructions on this letter of transmittal, certificates for Company Common Shares issued pursuant to this letter of transmittal, together with any untendered Note(s), check for accrued interest and for cash in lieu of factional shares, will be mailed to the address of the registered owner shown in the records of the Operating Partnership.

9.    ADDITIONAL COPIES.    Additional copies of this letter of transmittal may be obtained from, and all inquires with respect to the surrender of the Notes should be made directly to Global Bondholder Services Corporation, as the information agent for the exchange offer, at its address and telephone numbers listed on the back of this letter of transmittal.

10.    SUBSTITUTE FORM W-9; WITHHOLDING.    Each surrendering holder of the Notes is required, unless an exemption applies, to provide the exchange agent with such holder’s correct Taxpayer Identification Number, or TIN, generally the holder’s social security number or employer identification number, on the Substitute Form W-9 provided below and to certify under penalties of perjury, that such TIN is correct and that the holder is not subject to backup withholding by checking the box in Part 2 of the form. The TIN that must be provided is that of the registered holder of the Note(s) or of the last transferee appearing in the transfers attached to or endorsed on the Note certificate(s). Failure to provide the information on the Substitute Form W-9 may subject the surrendering holder to backup withholding on cash payments made to such surrendering holder with respect to the Notes. A holder of the Note(s) must cross out item (2) in the Certification box of Substitute Form W-9 (Part 2) if such holder has been notified by the Internal Revenue Service that such holder is currently subject to backup withholding. The box in Part 2 of the Substitute Form W-9 should be checked if the surrendering holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 2 is checked and the exchange agent is not provided with a TIN by the time of payment, the exchange agent will withhold 28% of all reportable cash payments made to such surrendering holder until a TIN is provided to the exchange agent. Foreign investors should consult their tax advisors regarding the need to complete IRS Form W-8 and any other forms that may be required. Under the Foreign Investment in Real Property Tax Act, the Company and the Operating Partnership intend to apply a U.S. federal withholding tax of 10% to the gross proceeds (other than any amounts attributable to accrued but unpaid interest) received by a foreign investor upon the exchange of a Note. Foreign investors should consult their tax advisors regarding the application of this withholding tax.

11.    DELIVERY OF THIS LETTER OF TRANSMITTAL AND CERTIFICATES FOR NOTES OR BOOK-ENTRY CONFIRMATIONS.    The method of delivery of Notes, Letters of Transmittal and all other required documents is at the election and risk of the noteholder. If delivery is by mail, it is recommended that registered mail, properly insured, with return receipt requested, be used. Instead of delivery by mail, it is recommended that the noteholder use an overnight or hand delivery service. In all case, sufficient time should be allowed to assure timely delivery.

IMPORTANT TAX INFORMATION

Under U.S. federal income tax law, a holder who is a United States citizen or resident and whose Note(s) are accepted for exchange is required by law to provide the exchange agent with such holder’s correct TIN on Substitute Form W-9 (provided below) and to certify that the TIN provided is correct (or that such holder is awaiting a TIN). If such holder is an individual, the TIN is his or her social security number. If the exchange agent is not provided with the correct TIN, the holder may be subject to a $50 penalty imposed by the Internal Revenue Service (the “IRS”) and payments made for Notes may be subject to backup withholding. Withholding is also required if the IRS notifies the recipient that it is subject to backup withholding as a result of a failure to report interest and dividends.

In order to avoid backup withholding of federal income tax resulting from a failure to provide a correct certification, a recipient who is a United States citizen or resident must provide the exchange agent with his or her correct TIN on the Substitute Form W-9 as set forth on this letter of transmittal. Such recipient must certify under penalties of perjury that such number is correct and that such recipient is not otherwise subject to backup withholding. The TIN that must be provided is that of the registered holder of the Note(s) or of the last transferee appearing on the transfers attached to or endorsed on the Note certificate(s).

Certain holders (including, among others, all corporations and certain foreign individuals and entities) may be exempted from these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that holder must submit a statement, signed under penalties of perjury, attesting to that individual’s exempt status (Form W-8BEN). Such statements can be obtained from the exchange agent. Holders are urged to consult their own tax advisors to determine whether they are exempt from these backup withholding and reporting requirements.

Under the Foreign Investment in Real Property Tax Act, the Company and the Operating Partnership intend to apply a U.S. federal withholding tax of 10% to the gross proceeds (other than any amounts attributable to accrued but unpaid interest) received by a foreign investor upon the exchange of a Note. Foreign investors should consult their tax advisors regarding the application of this withholding tax.

If backup withholding applies, the exchange agent is required to withhold 28% of any payments made to the recipient. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS. The exchange agent cannot refund amounts withheld by reason of backup withholding.

PAYER: U.S. BANK N.A. (PLEASE SEE INSTRUCTION 12)
SUBSTITUTE Form W-9 Department of the Treasury, Internal Revenue Service Payer’s Request for Taxpayer Identification Number (“TIN”)	PART 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Name Social Security Number or Employer Identification Number

PART 2—CERTIFICATION. Under penalty of perjury, I certify that:

1. The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued for me);

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3. I am a U.S. person (including a U.S. resident alien).

PART 3—Awaiting TIN [ ]

CERTIFICATION INSTRUCTIONS—You must cross out item (2)
in Part 2 above if you have been notified by the IRS that you are currently subject to backup withholding because of under-reporting interest or dividends on your tax returns. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out such item (2).

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

	Signature	Date

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED

THE BOX IN PART 3 OF THE SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable payments made to me will be withheld.

Signature	Date

Signature	Date
NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF UP TO 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. YOU MUST COMPLETE THE FOLLOWING IF YOU CHECKED THE BOX IN PART 3 OF THE SUBSTITUTE FORM W-9.

The information agent for the exchange offer is:

Global Bondholder Services Corporation

65 Broadway – Suite 723

New York, New York 10006

Attn: Corporate Actions

Banks and Brokers call: (212) 430-3774

Toll free (866) 387-1500

The lead dealer manager for the exchange offer is:

Goldman, Sachs & Co.

One New York Plaza, 48th Floor

New York, New York 10004

Toll Free: 800-828-3182

Collect: 212-357-4692

Attn: Liability Management Group